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                                                               Exhibit 4(c)(ii)


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, EXCEPT AS PROVIDED HEREIN NEITHER THE WARRANTS NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A NEW REGISTRATION STATEMENT, OR (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                 THE TRANSFER OF THIS WARRANT IS
                 RESTRICTED AS DESCRIBED HEREIN

                                              No. UW-___

                         UNDERWRITER WARRANT CERTIFICATE

                      Dated:  November __, 1996

               VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME
                               ON NOVEMBER __, 2001

                                 TELLURIAN, INC.

           ______ Underwriter Warrants to Purchase ______ Common Stock
                                Purchase Warrants

Tellurian, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby certifies that
                                - ------------- -
or registered assigns, is entitled to purchase from the Company at any time after November __, 1997 and before 5:00 P.M. New York, New York local time on November __, 2001 __________________ (______) Common Stock Purchase Warrants (hereinafter referred to as the "Common Stock Purchase Warrants") of the Company (such Common Stock Purchase Warrants being subject to adjustments as provided herein) in accordance with the number indicated on the face hereof at the purchase price of Forty-one and 25/100 Cents ($0.4125) per Common Stock Purchase Warrant (hereinafter referred to as the "Exercise Price"). The warrants represented by this certificate were issued pursuant to a certain Underwriting Agreement dated November __, 1996 between the Company and J.W. Barclay & Co., Inc. ("Barclay") providing for the issuance of an aggregate of 185,000 warrants entitling Barclay to purchase an aggregate of 185,000 shares of Common Stock of the Company (herein referred to as the Underwriter Common Stock Warrants) and an aggregate of 185,000 warrants entitling Barclay to purchase an aggregate of 185,000 Common Stock Purchase Warrants of the Company (herein referred to as the "Underwriter Warrants"). Each Underwriter Common Stock Warrant shall be exercisable for one (1) share of Common Stock of the Company, and each Underwriter Warrant shall be exercisable for one Common Stock Purchase Warrant of the Company. Such Common Stock and Common Stock Purchase

Warrants are further described in the Company's registration statement (the "Registration Statement") (File No. 333-9741) filed with, and declared effective by, the Securities and Exchange
Commission.

     1. Exercise of Warrants. Upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of Common Stock Purchase Warrants of the Company being purchased, the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the Common Stock Purchase Warrants being purchased (said Common Stock Purchase Warrants being similar to the Common Stock Purchase Warrants sold to the public pursuant to the terms of the aforesaid underwriting agreement except that they shall be exercisable at a price of $9.90 per share). This Underwriter Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the holder a new certificate or certificates of like tenor entitling said holder to purchase the number of Common Stock Purchase Warrants as to which this Warrant Certificate has not been exercised.

     2. Exchange and Transfer. This certificate may be exchanged at any time prior to the exercise hereof, upon presentation and surrender to the Company, alone or with other certificates of like tenor registered in the name of the same holder, for another certificate or certificates of like tenor in the name of such holder exercisable for the same aggregate number of Underwriter Warrants as the certificate or certificates surrendered. The Underwriter Warrants and the securities underlying same may not be transferred, hypothecated, or assigned before November __, 1997 except to officers of Barclay or to other members of the underwriting group or dealers in the selling group or to partners or officers of such members or such dealers in the selling group, with respect to the offering described in the Registration Statement, and after such date, they may be sold, transferred, hypothecated or assigned only subject to the provisions of Section 5 hereof.

     3. Rights and Obligations of Warrantholders. The holder of this Underwriter Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity. The rights of the holder of this certificate are limited to those expressed herein and the holder of this certificate, by his or its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this certificate, including without limitation all the obligations imposed upon the holder hereof by Section 5. In addition, the holder of this certificate, by accepting the same, agrees that the Company and its warrant agent, if any, may, prior to any presentation for registration of transfer, deem and treat the

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person in whose name this certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the warrant agent shall be affected by notice to the contrary.

     4. Common Stock Purchase Warrants. The Company covenants and agrees that all Common Stock Purchase Warrants delivered upon exercise of the Underwriter Warrants will, upon delivery, be duly authorized and validly issued, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its Common Stock sufficient to permit the exercise in full of all Common Stock Purchase Warrants to be issued as a result of the exercise of the Underwriter Warrants.

     5. Disposition of Warrants or Underlying Securities. The holder of this certificate and any transferee hereof or of the Common Stock Purchase Warrants as well as the shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants), by his or its acceptance thereof, hereby agree that
(a) no public distribution of the Underwriter Warrants, the Common Stock Purchase Warrants and the Common Stock will be made in violation of the provisions of the Securities Act of 1933, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") and (b) during such period as delivery of a prospectus with respect to the Underwriter Warrants or the Common Stock Purchase Warrants issuable thereunder or the shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants may be required under the Act, any public distribution of said securities will be preceded or accompanied by, and made in a manner or on terms set forth in, a prospectus then meeting the requirements of
Section 10 of the Act and in compliance with all applicable state laws. The holder of this certificate and any such transferee hereof further agree that if any distribution of any of the Underwriter Warrants or securities underlying same is proposed to be made by him or it otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act as set forth above, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Underwriter Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this certificate.

     6. Registration. The Company further covenants and agrees as follows:

     (a)  Upon receipt by the Company at any time during the period

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from November __, 1997 to November __, 2001 of a written request from the holders of not less than fifty percent of the Underwriter Warrants and not less than fifty percent of the Underwriter Common Stock Warrants, to qualify or register the Underwriter Warrants, the Underwriter Common Stock Warrants and the securities underlying the Underwriter Warrants and Underwriter Common Stock Warrants in whole or in part, under the Act, the Company will, as promptly as practicable, at the Company's sole cost and expense: (i) prepare and file under the Act, a registration statement relating to the Underwriter Warrants, the Underwriter Common Stock Warrants, and the securities underlying the same, (the term "registration statement" as used in this Section 6(a) being deemed to include any form which may be used to register a distribution of securities to the public for cash, a post-effective amendment to a registration statement, or a notification and offering circular pursuant to Regulation A when necessary to perfect an exemption thereunder), (ii) prepare and file with the appropriate Blue Sky authorities the necessary documents to register or qualify such Underwriter Warrants, Underwriter Common Stock Warrants, and underlying securities, (iii) deliver to each of the other holders of Underwriter Warrants, Underwriter Common Stock Warrants, and underlying securities which may have been issued upon exercise thereof written notice of its intention to register such securities at least 30 days prior to the anticipated filing date, (iv) if requested by any of such other holders of Underwriter Warrants, Underwriter Common Stock Warrants or any securities which may have been issued upon exercise thereof then in writing delivered to the Company within twenty (20) days of the receipt of such written notice from the Company, include in such registration statement all, or any part, of the Underwriter Warrants, Underwriter Common Stock Warrants, and/or securities which may have been issued upon the exercise thereof then held by such other holder, and (v) use its best efforts to cause such registration statement to become effective and to keep such registration statement and Blue Sky filings current and effective until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act. In the event not all of the Underwriter Warrants, Underwriter Common Stock Warrants and securities issuable upon exercise thereof shall have been registered as provided above, the Company shall be obligated to file additional registration statements in accordance with the terms set forth in this Section 6(a) to register the remaining balance of the Underwriter Warrants, Underwriter Common Stock Warrants or securities issuable upon exercise thereof not so registered, except that the expenses therefor shall be borne by the holders of such securities in the event that the Company has previously borne the expenses in connection with the registration of the Underwriter Warrants, Underwriter Common Stock Warrants or the securities issuable upon exercise thereof pursuant to this Section 6(a).

     (b) In addition to the provisions in Section 6(a), in the event the Company shall at any time during the period described in

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Section 6(a) seek to further register or qualify any of its securities or the securities holdings of any of its controlling shareholders, on each such occasion it shall furnish the holders of the Underwriter Warrants and the Underwriter Common Stock Warrants and to the holders of any securities which may have been issued upon exercise thereof, with at least 30 days' written notice thereof and such holders shall have the option, without cost or expense, to include their Underwriter Warrants, Underwriter Common Stock Purchase Warrants and the securities underlying the same in such registration or qualification. Such holders shall exercise the "piggy-back rights" under this Section 6(b) by giving written notice to the Company within twenty (20) days from the receipt of the written notice from the Company.

     (c) All expenses in connection with preparing and filing any registration statement under Sections 6(a) and (b) hereof (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company, subject to the last sentence of Section 6(a).

     7.  Indemnification and Notification.

     (a) The Company will indemnify and hold harmless each holder of the Underwriter Warrants, the Underwriter Common Stock Warrants, and the securities which may have been issued upon the exercise thereof, and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statements therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (b) Each holder of Underwriter Warrants, Underwriter Common Stock Warrants and any securities which may have been issued upon exercise thereof will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statements therein not misleading insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission being based upon information furnished in writing to the Company by any

                                        5

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such holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof as provided herein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable under this
Section 7 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. Adjustment. The exercise price, and the number of shares of Common Stock issuable upon exercise, of the Common Stock Purchase Warrants purchasable upon the exercise of the Underwriter Warrants are subject to adjustment from time to time in accordance with the terms and provisions of that certain Warrant Agreement dated ___________, 1996 between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agreement").

     9. Survival. The various rights and obligations of the holder hereof and of the Company as set forth in Sections 5, 6 and 7 hereof shall survive the exercise of the Warrants represented hereby and the surrender of this certificate, and upon the surrender of this certificate and the exercise of all the warrants represented hereby, the Company shall, if requested by the holder, deliver to the holder hereof its written acknowledgment of its continuing obligations under said Sections. The holders of the Underwriter Warrants shall, if requested by the Company, deliver to the Company their written acknowledgment of their continuing obligations under said Sections.

     10. Notice. All notices required by this certificate to be given or made by the Company shall be given or made by first class mail of the United States Postal Service, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company; provided that where notice is to be given pursuant to Sections 6, 7 and 8 hereof to a holder of the Underwriter Common Stock Warrants or any securities which may have been issued upon the exercise of the Underwriter Warrants or the Underwriter Common Stock Warrants, who is not a

                                        6

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holder of an Underwriter Warrant certificate, such notice shall be given or made in the manner noted above to the record owner of such securities at the address of such owner as shown on the books of the Company.

     11. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Dated:  November __, 1996    TELLURIAN, INC.



                            By:__________________________________
                            Stuart French, President
ATTEST:



________________________________
Richard Swallow, Secretary

                           ASSIGNMENT
 (To be executed by the registered holder to effect a transfer of the within Warrant)

     FOR VALUE RECEIVED, .... hereby sell, assign and transfer unto


                             (Name)


                            (Address)



the right to purchase ..................... Common Stock Purchase Warrants of
Tellurian, Inc. evidenced by the within warrant, together with all right, title and interest therein, and do irrevocably constitute and appoint attorney to transfer the said right on the books of said Corporation with full power of substitution in the premises.


Dated, ..........................., 19 ....



                   Signature ................................



                                        8

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                          PURCHASE FORM
             (To be executed upon exercise of Warrant)

To:  Tellurian, Inc.

          The undersigned hereby exercises the right to purchase
_________________________ Common Stock Purchase Warrants of Tellurian, Inc., evidenced by the within Warrant according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.


Dated: ...................... , 19...



                   SIGNATURE ................................


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